As filed with the Securities and Exchange Commission on June 18, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 ____________________________________
SONIC AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)
 ____________________________________

Delaware	56-2010790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

 ____________________________________
Sonic Automotive, Inc. 2012 Stock Incentive Plan
(Full title of the plan)
 ____________________________________
Stephen K. Coss
Senior Vice President and General Counsel
4401 Colwick Road
Charlotte, North Carolina 28211
(Name and address of agent for service)
 ____________________________________
(704) 566-2400
(Telephone number, including area code, of agent for service)
 ____________________________________
Copy to:

James R. Wyche
Moore & Van Allen PLLC
100 North Tryon Street, Suite 4700
Charlotte, North Carolina 28202-4003
(704) 331-1000
 ____________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
 ____________________________________
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A Common Stock, par value $0.01 per share	2,000,000 shares	$23.39	$46,780,000.00	$5,669.74

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the registrant’s Class A Common Stock that may become issuable under the above-named plan by reason of any stock split, stock dividend or other similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act, based upon the average of the high and low prices of the registrant’s Class A Common Stock as reported on the New York Stock Exchange on June 13, 2019.

EXPLANATORY NOTE

This registration statement on Form S-8 registers additional securities of the same class as other securities for which registration statements on Form S-8 relating to the Sonic Automotive, Inc. 2012 Stock Incentive Plan, amended and restated as of April 24, 2019, are effective. Accordingly, pursuant to General Instruction E to Form S-8, the registrant hereby incorporates by reference herein the contents of such registration statements on Form S-8 (Registration Nos. 333-180814 and 333-204027) and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

5.1*	Opinion of Moore & Van Allen PLLC.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1).

99.1
Sonic Automotive, Inc. 2012 Stock Incentive Plan, amended and restated as of April 24, 2019 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed April 26, 2019 (File No. 001-13395)).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 18th day of June, 2019.

SONIC AUTOMOTIVE, INC.

By:	/s/ HEATH R. BYRD
Heath R. Byrd
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 18th day of June, 2019:

Signature	Title
/s/ O. BRUTON SMITH	Executive Chairman and Director
O. Bruton Smith
/s/ DAVID BRUTON SMITH	Chief Executive Officer and Director
David Bruton Smith	(Principal Executive Officer)
/s/ HEATH R. BYRD	Executive Vice President and Chief Financial Officer
Heath R. Byrd	(Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM I. BELK	Director
William I. Belk
/s/ WILLIAM R. BROOKS	Director
William R. Brooks
/s/ VICTOR H. DOOLAN	Director
Victor H. Doolan

/s/ JOHN W. HARRIS III	Director
John W. Harris III
/s/ ROBERT HELLER	Director
Robert Heller
Director
R. Eugene Taylor

3